UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

INTERLEUKIN GENETICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452

PROXY STATEMENT
SEPTEMBER 9, 2016

Dear Stockholder:

We cordially invite you to attend our 2016 annual meeting of stockholders to be held at 10:00 a.m. on Thursday, October 20, 2016 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at One Financial Center, Boston, Massachusetts 02111. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Interleukin Genetics, Inc. that you should consider when you vote your shares.

At the annual meeting, two persons will be elected to our Board of Directors. In addition, we will ask stockholders to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; to consider an advisory vote on compensation of our named executive officers, as disclosed in this proxy statement; to approve an amendment to our Restated Certificate of Incorporation, to increase the number of authorized shares of common stock from 450,000,000 to 650,000,000 at any time prior to the earlier of (i) October 1, 2017 and (ii) the 2017 annual meeting of stockholders; to approve an amendment to our Restated Certificate of Incorporation, to effect a reverse stock split by combining outstanding shares of our common stock into a lesser number of outstanding shares by a ratio of not less than 1-for-15 and not more than 1-for-60 at any time prior to the earlier of (i) October 1, 2017 and (ii) the 2017 annual meeting of stockholders, with the exact ratio to be set within this range by our board of directors in its sole discretion; and to transact such other business as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to deliver our proxy materials to the majority of our shareholders over the Internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On September 9, 2016, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2016 Annual Meeting of Shareholders and our annual report to shareholders. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Interleukin Genetics, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

/s/ James M. Weaver

JAMES M. WEAVER
CHAIRMAN OF THE BOARD

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m.
DATE:	October 20, 2016
PLACE:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center, Boston, Massachusetts 02111

PURPOSES:

1.	To elect William C. Mills III and Joseph M. Landstra as Class I directors for a three-year term expiring at our 2019 annual meeting.
2.	To ratify the appointment of Grant Thornton LLP as our independent public accounting firm for the fiscal year ending December 31, 2016.
3.	To consider an advisory vote on compensation of our named executive officers, as disclosed in this proxy statement.
4.	To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 450,000,000 to 650,000,000 at any time prior to the earlier of (i) October 1, 2017 and (ii) the 2017 annual meeting of stockholders.
5.	To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split by combining outstanding shares of our common stock into a lesser number of outstanding shares by a ratio of not less than 1-for-15 and not more than 1-for-60 at any time prior to the earlier of (i) October 1, 2017 and (ii) the 2017 annual meeting of stockholders, with the exact ratio to be set within this range by our board of directors in its sole discretion.
6.	To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Interleukin Genetics, Inc. stock at the close of business on August 30, 2016. A list of stockholders of record will be available at the meeting and during the 10 days prior to the meeting, at the office of the Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kenneth S. Kornman

KENNETH S. KORNMAN
SECRETARY

i

INTERLEUKIN GENETICS, INC.
135 BEAVER STREET
WALTHAM, MA 02452
(781) 398-0700

PROXY STATEMENT FOR THE INTERLEUKIN GENETICS, INC.
2016 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement, along with the accompanying notice of 2016 annual meeting of stockholders, contains information about the 2016 annual meeting of stockholders of Interleukin Genetics, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 10:00 a.m. on Thursday, October 20, 2016 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at One Financial Center, Boston, Massachusetts 02111. In this proxy statement, we refer to Interleukin Genetics, Inc. as “Interleukin,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

On or about September 9, 2016, we began sending the Important Notice Regarding the Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE SHAREHOLDER MEETING

This proxy statement and our 2016 annual report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2015 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.ilgenetics.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Treasurer, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. Exhibits will be provided upon written request and payment of an appropriate processing fee.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why is the Company Soliciting My Proxy?

The Board of Directors of Interleukin is soliciting your proxy to vote at the 2016 annual meeting of stockholders and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our 2015 annual report because you owned shares of our stock on the record date of August 30, 2016. On or about September 9, 2016, we commenced distribution of the Notice, and, if applicable, the proxy materials to stockholders.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on August 30, 2016 are entitled to vote at the annual meeting. On this record date, there were 229,331,606 shares of our common stock outstanding.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Limited, or you have stock certificates, you may vote:

•	By Internet or by telephone. Follow the instructions on the proxy card to vote by Internet or telephone.
•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.
•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.
•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of William C. Mills III and Joseph M. Landstra as Class I directors for a three-year term expiring at our 2019 annual meeting;
•	“FOR” the ratification of the appointment of Grant Thornton LLP as our independent public accounting firm for the fiscal year ending December 31, 2016;
•	“FOR” the compensation of our named executive officers, as disclosed in this proxy statement;

•	“FOR” approval of an amendment to our Restated Certificate of Incorporation (the “Charter”), to increase the number of authorized shares of common stock from 450,000,000 to 650,000,000 at any time prior to the earlier of (i) October 1, 2017 and (ii) the 2017 annual meeting of stockholders; and
•	“FOR” approval of an amendment to our Charter to effect a reverse stock split by combining outstanding shares of our common stock into a lesser number of outstanding shares by a ratio of not less than 1-for-15 and not more than 1-for-60 at any time prior to the earlier of (i) October 1, 2017 and (ii) the 2017 annual meeting of stockholders, with the exact ratio to be set within this range by our board of directors in its sole discretion (the “reverse stock split”).

If any other matter is presented at the annual meeting, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters being presented at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before it is exercised. You may change or revoke your proxy in any one of the following ways:

•	by signing a new proxy card with a later date and submitting it as instructed above;
•	by re-voting by Internet or by telephone as instructed above (only your latest Internet or telephone vote will be counted);
•	by notifying our Secretary in writing before the annual meeting that you have revoked your proxy; or
•	by attending the meeting in person and voting in person.

Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?.” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares as described above under “How Do I Vote?,” the bank, broker or other holder of record has the authority to vote your unvoted shares only on (1) the ratification of our independent public accounting firm (Proposal 2), (2) the approval of the amendment to our Charter to increase the number of authorized shares of common stock from 450,000,000 to 650,000,000 (Proposal 4), and (3) the approval of the amendment to our Charter to effect the reverse stock split (Proposal 5), even if it does not receive instructions from you, but does not have such discretionary authority on any other proposal. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

What Vote is Required to Approve the Proposals and How are Votes Counted?

Proposal 1: Elect William C. Mills III and Joseph M. Landstra as Class I Directors	The two nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. You may vote either FOR Mr. Mills and Mr. Landstra or WITHHOLD your vote from both nominees or any one nominee. Votes that are withheld will not be included in the vote tally. Banks and brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Ratification of Appointment of Our Independent Public Accountant	The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of Grant Thornton LLP as our independent public accounting firm. Abstentions will be treated as votes against this proposal. Banks and brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent accountants. However, if our stockholders do not ratify the appointment of Grant Thornton LLP as our independent accountants for 2016, our Audit Committee of the Board of Directors will reconsider its selection.
Proposal 3: An Advisory Vote on Compensation of Our Named Executive Officers	The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Proposal 4: Approval of the Amendment to Our Charter to Increase the Number of Authorized Shares of Our Common Stock	The affirmative vote of a majority of our outstanding common stock is required to approve this amendment to our Charter. Banks and brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have the same effect as a vote against this proposal. Abstentions will have the same effect as a vote against this proposal.
Proposal 5: Approval of the Amendment to Our Charter to Effect the Reverse Stock Split	The affirmative vote of a majority of our outstanding common stock is required to approve the amendment to our Charter to effect the reverse stock split. Banks and brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have the same effect as a vote against this proposal. Abstentions will have the same effect as a vote against this proposal.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We will only let our Inspector of Elections, Computershare Limited, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. We plan to retain Broadridge Financial Services, Inc. to assist in the distribution of proxies and accompanying materials to brokerage houses and institutions for an estimated fee of $15,000 plus expenses. In addition, our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our stock having voting power constitutes a quorum for this meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. on Thursday, October 20, 2016 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, located at One Financial Center, Boston, Massachusetts 02111. When you arrive at the meeting, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. The rule applies to our annual reports, proxy statements and information statements. We do not engage in this practice, referred to as “householding”, however your broker or other nominee may. Once you receive notice from your broker that communications to your address will be “householded”, the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling them at 1-866-540-7095.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another one of our shareholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your shares of our common stock are registered in your own name, please contact our transfer agent, and inform them of your request by calling them at 1-866-540-7095 or writing them at 250 Royall Street, Canton, MA. 02021.
•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 15, 2016 for (a) the executive officers named in the Summary Compensation Table of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group, and (d) each stockholder known to us to beneficially own more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares that may be acquired by an individual or group within 60 days following August 15, 2016 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise indicated, we believe that the stockholders named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on a total of 229,329,744 shares of our common stock issued and outstanding on August 15, 2016.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent
Five Percent Stockholders
Pyxis Innovations Inc.(2) 7575 Fulton Street, East Ada, MI 49355	47,625,840	20.3%
Bay City Capital LLC(3) 750 Battery Street Suite 400 San Francisco, CA 94111	149,347,361	49.5%
Growth Equity Opportunities Fund III LLC(4) 1954 Greenspring Drive Suite 600 Timonium, MD 21093	106,980,342	38.1%
Directors and Executive Officers
Mark B. Carbeau(5)	5,543,166	2.4%
Kenneth S. Kornman, DDS, Ph.D.(6)	4,607,897	2.0%
Scott Snyder(7)	38,307	*
Stephen DiPalma(8)	699,710	*
Stephan Toutain	—	—
Lionel Carnot(9)	149,347,361	49.5%
Roger C. Colman(10)	—	—
Joseph M. Landstra(10)	—	—
William C. Mills III(11)	100,000	*
Dayton Misfeldt(9)	149,347,361	49.5%
James M. Weaver(12)	305,276	*
All current executive officers and directors as a Group (10 persons)(13)	160,603,410	54.4%

*	Represents less than 1% of the issued and outstanding shares.
(1)	Unless otherwise indicated, the address for each person is our address at 135 Beaver Street, Waltham, MA 02452.
(2)	Consists of 42,595,659 shares of common stock and 5,030,181 shares of common stock issuable upon the exercise of warrants. Pyxis is a wholly-owned subsidiary of Alticor Inc. Alticor Inc. is a wholly-owned subsidiary of Solstice Holdings Inc. Solstice Holdings Inc. is a wholly-owned subsidiary of Alticor Global Holdings Inc. Pyxis reports sole voting and dispositive power over the shares, however, Alticor Inc., Solstice Holdings Inc., and Alticor Global Holdings Inc. have the power to direct the voting and disposition of these securities held by Pyxis by virtue of their direct or indirect control of Pyxis.

(3)	Based on a Schedule 13D/A filed on August 5, 2016 with the SEC by Bay City Capital LLC (“BCC”) and affiliated entities. BCC is the manager of Bay City Capital Management V LLC (“Management V”), which is the general partner of Bay City Capital Fund V, L.P (“Fund V”), and Bay City Capital Fund V Co-Investment Fund, L.P. (“Co-Investment V”). BCC is also an advisor to Fund V and Co-Investment V. Consists of (i) 75,800,716 shares of common stock and 70,753,850 shares of common stock issuable upon the exercise of warrants held by Fund V, and (ii) 1,444,485 shares of common stock and 1,348,310 shares of common stock issuable upon the exercise of warrants held by Co-Investment V.
(4)	Based on a Schedule 13D/A filed on August 5, 2016 with the SEC by Growth Equity Opportunities Fund III, LLC (“GEOF”) and affiliates. Consists of 55,418,811 shares of common stock and 51,561,531 shares of common stock issuable upon the exercise of warrants held by GEOF.
(5)	Consists of (i) 100,603 shares of common stock, (ii) 5,341,960 shares of common stock issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of August 15, 2016 and (iii) 100,603 shares of common stock issuable upon the exercise of warrants.
(6)	Consists of (i) 420,065 shares of common stock held by Dr. Kornman, (ii) 898,723 shares of common stock held by a limited partnership of which Dr. Kornman is a general partner, (iii) 3,263,959 shares of common stock issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of August 15, 2016 and (iv) 25,150 shares of common stock issuable upon the exercise of warrants. Dr. Kornman disclaims beneficial ownership of the shares held by the limited partnership, except to the extent of his pecuniary interest therein.
(7)	Consists of 38,307 shares of common stock held by Mr. Snyder.
(8)	Consists of (i) 349,855 shares of common stock held by Mr. DiPalma and (ii) 349,855 shares of common stock issuable upon the exercise of warrants.
(9)	Appointed to the Board of Directors as a designee of BCC pursuant to the terms of the 2014 Purchase Agreement. Includes the shares of our common stock and shares of common stock issuable upon the exercise of warrants outstanding detailed in Note (3) above held by the entities affiliated with BCC. The voting and dispositive decisions with respect to the shares held by Fund V and Co-Investment V are made by the members of the investment committee of its general partner, Management V. Messrs. Carnot and Misfeldt serve on this investment committee. Each disclaims beneficial ownership of such shares, except to the extent of his actual pecuniary interest therein.
(10)	Appointed to the Board of Directors as a designee of Pyxis pursuant to the terms of the 2014 Purchase Agreement. We have been advised that this director does not, directly or indirectly, have voting or dispositive power over the shares of stock held by Pyxis.
(11)	Consists of 100,000 shares of common stock issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of August 15, 2016.
(12)	Consists of (i) 100,603 shares of common stock, (ii) 104,070 shares of common stock issuable upon the exercise of options that are currently exercisable or become exercisable within 60 days of August 15, 2016 and (iii) 100,603 shares of common stock issuable upon the exercise of warrants.
(13)	See Notes 5 through 12 above.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors and Management

We are managed under the direction of our Board of Directors. On July 29, 2016, we entered into a Securities Purchase Agreement (the “2016 Purchase Agreement”) with various accredited investors (the “2016 Investors”), pursuant to which we sold securities to the 2016 Investors in a private placement transaction, which we refer to herein as the 2016 Private Placement. Pursuant to the terms of the 2016 Purchase Agreement, the number of persons which constitutes the entire Board is set at eight (8), and is composed of the following:

(i)	two (2) Class I directors with terms ending at the 2016 annual meeting of stockholders, consisting of one independent director (currently William C. Mills III) and one director designated by Pyxis Innovations Inc. (“Pyxis”) (currently Joseph M. Landstra);
(ii)	three (3) Class II directors with terms ending at the 2017 annual meeting of stockholders, consisting of our Chief Executive Officer (currently Mark B. Carbeau), Kenneth S. Kornman, Ph.D., Interleukin’s founder and Chief Scientific Officer (for so long as Dr. Kornman remains employed by Interleukin), and one director designated by Bay City Capital Fund V, L.P. (“Bay City”) (currently Dayton Misfeldt); and
(iii)	three (3) Class III directors with terms ending at the 2018 annual meeting of stockholders, consisting of one director designated by Pyxis (currently Roger C. Colman), one independent director (currently James Weaver), and one director designated by Bay City (currently Lionel Carnot).

The 2016 Purchase Agreement also provides that a board member designated by Pyxis shall serve on the Audit Committee and a board member designated by Bay City shall serve on each of the Audit Committee, the Compensation Committee and the Nominating Committee. Currently, Joseph Landstra serves as the Pyxis designee on the Audit Committee, Lionel Carnot serves as the Bay City designee on the Audit and Nominating Committees and Dayton Misfeldt serves as the Bay City designee on the Compensation Committee.

Set forth below are the names of our directors and our executive officers, their ages, their position in the company, their principal occupations or employment for at least the past five years, the length of their tenure as directors and, for our directors, the names of other public companies in which they hold or have held directorships during the past five years.

Name	Age	Position with the Company
Mark B. Carbeau	56	Chief Executive Officer and Director
Kenneth S. Kornman, DDS, Ph.D.	69	President and Chief Scientific Officer and Director
Stephen DiPalma	57	Interim Chief Financial Officer
Stephan Toutain	50	Chief Commercial Officer
James M. Weaver	52	Director and Chairman of the Board
Lionel Carnot(1)(2)	49	Director
Roger C. Colman(2)(3)	63	Director
Joseph M. Landstra(1)	39	Director
William C. Mills III(1)(3)	60	Director
Dayton Misfeldt(3)	42	Director

(1)	Member of our Audit Committee
(2)	Member of our Nominating Committee
(3)	Member of our Compensation Committee

MARK B. CARBEAU has been our Chief Executive Officer and has served as a member of our Board of Directors since April 6, 2015. Prior to joining Interleukin, from December 2013 to March 2015, Mr. Carbeau was CEO of Diagnostyx, a technology-based healthcare company focused on intelligent drug infusion systems that he co-founded. Prior to Diagnostyx, from January 2010 to June 2013, Mr. Carbeau served as CEO of PolyRemedy®, a technology enabled services business that combines health information technology with personalized therapeutics to improve wound healing outcomes. From January 2008 to October 2009, Mr. Carbeau was the President and CEO of HyperMed, Inc., a commercial stage medical device and diagnostics company using novel hyperspectral imaging technology. Prior to HyperMed, Mr. Carbeau served as President USA of Kinetic Concepts, Inc. Prior to that, Mr. Carbeau served as Vice President, Corporate Development at OraPharma, Inc., during its commercial launch of a periodontal therapeutic, a successful IPO, and the eventual sale of the company to Johnson & Johnson. Mr. Carbeau also founded CM Partners, a strategic life science consulting firm, and was a member of The Boston Consulting Group. Mr. Carbeau began his career serving in various sales, marketing and manufacturing roles with Eli Lilly and Company. He holds a B.S. in Industrial Engineering from Penn State University and an M.B.A. from the Wharton School of the University of Pennsylvania. Our Board of Directors has concluded that Mr. Carbeau’s role as Chief Executive Officer as well as his extensive experience across a range of senior management positions with life science companies make him uniquely suited to serve on the Board. Mr. Carbeau has not served on any other public company boards in the past five years.

KENNETH S. KORNMAN, DDS, Ph.D. is Interleukin’s co-founder and serves as our President and Chief Scientific Officer. Dr. Kornman also served as our Chief Executive Officer from August 2012 through April 2015. He has also been a member of our Board of Directors since August 2012 and previously served as a director from August 2006 through April 2010. Prior to founding Interleukin in 1986, Dr. Kornman was a Department Chairman and Professor at The University of Texas Health Center at San Antonio. He has also been a consultant and scientific advisor for several major oral care and pharmaceutical companies. Dr. Kornman currently retains academic appointments at Harvard University and the University of Michigan. He holds multiple patents in the molecular diagnostics area, has published three books and more than 125 scientific papers and has lectured and consulted worldwide on the transfer of technology to clinical practice. Dr. Kornman also holds an MS (Periodontics) and Ph.D. (Microbiology-Immunology) from the University of Michigan. Our Board of Directors has concluded that Dr. Kornman should serve as a director because of his prior executive management experience, his scientific expertise and his knowledge of the dental and biotechnology industries. Dr. Kornman has not served on any other public company boards in the past five years.

STEPHEN DIPALMA has been our Interim Chief Financial Officer since September, 2014. Mr. DiPalma is Managing Director at Danforth Advisors, LLC, where he has served since April 2014. He brings more than 25 years of experience in life sciences and healthcare, including founding two start-ups, working with venture-backed companies, subsidiaries of Fortune 100 firms and publicly traded companies, and his work with Danforth Advisors clients. Previously, he served as the CFO of two public companies, and as CFO, COO, CEO or Director of eight privately held companies, in addition to his consulting clients. Mr. DiPalma participated in the successful reorganization of Cambridge Biotech from Chapter 11 bankruptcy protection into Aquila BioPharmaceuticals, led the effort to take RXi Pharmaceuticals public, and has extensive experience in international fund raising and corporate structuring. He was formerly Chairman of the Board of Cognoptix Inc., and is on the Board of Directors of Phytera, Inc. Mr. DiPalma received his M.B.A. from Babson College and his B.S. from the University of Massachusetts-Lowell.

STEPHAN TOUTAIN joined the Company in August 2016. Mr. Toutain brings more than 25 years of commercial development, market access, and sales and marketing leadership with particular expertise in ultra-orphan drug and orphan oncology markets worldwide. Prior to joining Interleukin, Mr. Toutain spent three years as a successful consultant to the biopharmaceutical industry addressing marketing strategy and access challenges. Previously he headed Global Commercial Development for Sarepta Therapeutics, and served as General Manager for Alexion in Europe. Prior to these roles, Mr. Toutain held various commercial, marketing and product management positions with Alexion Pharmaceuticals, Celgene Corporation, and Johnson & Johnson. Mr. Toutain received a Master of Business Administration from University of North Carolina, and a Master of Engineering in Biotechnology from University of Nancy II in France.

JAMES M. WEAVER initially joined the Board of Directors in July 2007 as a designee of Pyxis. He served as Chairman of our Board from September 2007 until March 11, 2014, when he announced that he was resigning as a director due to his resignation from Alticor Corporate Enterprises (an affiliate of Pyxis) to pursue other interests. On March 31, 2014, Mr. Weaver was re-elected as an independent director and was also re-appointed as Chairman of the Board. He is the former Vice President of Alticor Corporate Enterprises, a member of the Alticor Inc. family of companies, which is engaged in the principal business of offering products, business opportunities, and manufacturing and logistics services in more than 80 countries and territories worldwide. In this role, Mr. Weaver was responsible for managing the current portfolio of Alticor’s companies and directs its acquisition and growth. Prior to joining Alticor in June 2007, Mr. Weaver worked for X-Rite Inc. where he held various leadership positions, including Senior Vice President and General Manager, Vice President of marketing and software development, Vice President of marketing and product development, as well as lead executive on several acquisitions. Mr. Weaver also founded and held the position of President and Chief Executive Officer of Bold Furniture Inc, and has held various leadership positions at Steelcase Inc. and Bissell Inc. Mr. Weaver received a Bachelor’s degree in general studies from the University of Michigan in Ann Arbor and serves on several non-profit and private company boards. Our Board of Directors has concluded that Mr. Weaver should serve as a director because of his prior senior management experience and judgment and his extensive sales and marketing experience in the consumer product industry. Mr. Weaver has not served on any other public company boards in the past five years.

LIONEL CARNOT joined the Board of Directors in May 2013. Mr. Carnot is Managing Director at Bay City Capital LLC, a leading, global life sciences investment firm, and has been extensively involved in the firm’s activities since he joined The Pritzker Organization in 2000. Prior to The Pritzker Organization, Mr. Carnot was a Principal at Oracle Partners, a healthcare hedge fund. He also held several positions in the pharmaceutical industry, including Product Manager for Prozac at Eli Lilly as well as several sales and marketing positions at Rhone-Poulenc Rohrer (now Sanofi). Mr. Carnot was also a strategy and management consultant to the biopharmaceutical industry while at Booz Allen & Hamilton and Accenture Strategic Services. Mr. Carnot is a member of the Board of Directors of Merus N.V., iQone Healthcare and Tallikut Pharmaceuticals, and is a former member of the board of Reliant Pharmaceuticals, Madrigal Pharmaceuticals, Nabsys, Pathway Diagnostics, BioSeek and Nexus Dx. Mr. Carnot holds an MBA with Distinction from INSEAD and an MS with honors in Molecular Biology from the University of Geneva. Our Board of Directors has concluded that Mr. Carnot should serve as a director because of his prior management, consulting and board experience in the biotechnology and diagnostic industries, coupled with scientific, technical, sales and marketing, finance, and business development expertise.

ROGER C. COLMAN joined the Board of Directors in March 2011. Mr. Colman is Vice President of Corporate Development for Alticor Corporate Enterprises a member of the Alticor family of companies. He joined Alticor in 1994 from Readi-Bake, Inc., where he held positions as an operations and distribution executive. Mr. Colman earned a Bachelor of Science degree and a Master’s of Business Administration degree from Grand Valley State University in Allendale, Michigan. Our Board of Directors has concluded that Mr. Colman should serve as a director because of his prior executive management experience, including assisting Amway affiliate operations in over 30 countries in diverse roles which included business process improvement and strategic planning, and prior experience serving on corporate boards. Mr. Colman has not served on any other public company boards in the past five years.

JOSEPH M. LANDSTRA joined the Board of Directors on March 31, 2014. Mr. Landstra has been with Alticor Inc., a member of the Alticor family of companies, since May 2009, and is currently Director of Finance and Assistant Treasurer. Prior to his role with Alticor, Mr. Landstra was Controller for Dickinson Press Inc. from April 2008 to May 2009 and with X-Rite Inc. from 2003 to April 2008, completing his time with X-Rite as European Controller. Mr. Landstra also worked for Deloitte & Touche LLP supporting a broad range of audit clients. Mr. Landstra is a Certified Public Accountant in the state of Michigan. Mr. Landstra also serves on the Board of Directors for Metagenics, Inc. which is in the Alticor family of companies. Mr. Landstra earned a Bachelor of Science degree in Accountancy from Calvin College in Grand Rapids, Michigan. The Board of Directors has concluded that Mr. Landstra should serve as a director because of his prior senior executive management experience, his background in the nutrigenomic medical foods and nutraceuticals business through his current position at Alticor, and his broad-based financial and business expertise. Mr. Landstra has not served on any other public company boards in the past five years.

WILLIAM C. MILLS III joined the Board of Directors in April 2010. He currently serves as Chairman of the Board of Directors and CEO of Stereotaxis, Inc. (OTCQX: STXS), a medical device company that markets robotic cardiology instrument navigation systems designed to enhance the treatment of arrhythmias and coronary disease. He has over 35 years of venture capital experience, having held positions from 2004 until 2009 as a managing member of EGS Healthcare Capital Partners; from 1999 – 2004 as a Partner in the Boston office of Advent International; from 1988 – 1999 as a General Partner of The Venture Capital Fund of New England; and from 1981 – 1988 as a Managing General Partner of Ampersand Ventures/PaineWebber Ventures. Currently, he is Chairman of the Board of Managers of Ascension Health Ventures III, LLC. Mr. Mills received his A.B. in Chemistry, cum laude, from Princeton University, his S.M. in Chemistry from the Massachusetts Institute of Technology and his M.S. in Management from MIT’s Sloan School of Management. Except as noted above, Mr. Mills has not served on any other public company boards in the past five years.

DAYTON MISFELDT joined the Board of Directors in May 2013. Mr. Misfeldt is a Managing Director at Bay City Capital LLC, a leading, global life sciences investment firm, and focuses on biopharmaceutical investment opportunities. Prior to joining Bay City Capital in May 2000, Mr. Misfeldt was a Vice President at Roth Capital Partners where he worked as a sell-side analyst covering the biopharmaceutical industry. Mr. Misfeldt has also worked as a Project Manager at LifeScience Economics. Mr. Misfeldt received a B.A. in Economics from the University of California, San Diego. Mr. Misfeldt currently serves on the Board of Directors of Sunesis Pharmaceuticals, Inc, a publicly traded biopharmaceutical company and several private company boards. Our Board of Directors has concluded that Mr. Misfeldt should serve as a director because he has financial expertise and strong understanding of the biotechnology industry, which the Board believes makes him an important resource for the Board as it assesses both financial and strategic decisions. Except as noted above, Mr. Misfeldt has not served on any other public company boards in the past five years.

Director Independence

Our Board of Directors has determined that the following members qualify as independent directors under the definition promulgated by The NASDAQ Stock Market LLC: Lionel Carnot, Roger C. Colman, Joseph M. Landstra, William C. Mills III, Dayton Misfeldt and James Weaver.

Committees of the Board of Directors and Meetings

Committees.  Our Board of Directors has established three standing committees, Audit, Compensation and Nominating, each as described below.

Meeting Attendance.  During the fiscal year ended December 31, 2015, the Board of Directors met six times and acted by unanimous written consent on one occasion. Each of our incumbent Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which they are a member. The Board of Directors has adopted a policy under which each member is encouraged to make every reasonable effort to attend each annual meeting of our stockholders. All eight of our directors attended our 2015 annual meeting of stockholders.

Audit Committee and Financial Experts

Our Audit Committee currently consists of William C. Mills III (Chair), Lionel Carnot and Joseph Landstra. Our Audit Committee met four times during the fiscal year ended December 31, 2015. Our Audit Committee is responsible for retaining and overseeing our independent accountants, approving the services performed by them and reviewing our annual financial statements, accounting policies and our system of internal controls. Messrs. Mills and Landstra satisfy the current independence standards promulgated by NASDAQ, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Mr. Mills is an “audit committee financial expert” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. A copy of the Audit Committee’s written charter is publicly available on our website at www.ilgenetics.com.

Compensation Committee

Our Compensation Committee currently consists of Dayton Misfeldt (Chair), Roger C. Colman and William C. Mills III. Our Compensation Committee met six times and acted by unanimous written consent on two occasions during the fiscal year ended December 31, 2015. Our Compensation Committee reviews our compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to our directors and officers and makes recommendations to the Board of Directors regarding stock option grants and stock awards under our stock plans. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. All members of the Compensation Committee qualify as independent under the definitions promulgated by NASDAQ. A copy of the Compensation Committee’s written charter is publicly available on our website at www.ilgenetics.com.

Nominating Committee

Our Nominating Committee currently consists of Roger C. Colman (Chair) and Lionel Carnot. Our Nominating Committee met one time and acted by unanimous written consent on one occasion during the fiscal year ended December 31, 2015. All members of the Nominating Committee qualify as independent under the definition promulgated by the NASDAQ. This committee’s role is to make recommendations to the Board of Directors as to the size and composition of the Board of Directors and to make recommendations as to the particular nominees. The Nominating Committee may consider candidates recommended by stockholders, as well as from other sources, such as other directors, or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. The Nominating Committee also considers issues of diversity among its members in identifying and considering nominees and strives, if appropriate, to achieve a diverse balance of backgrounds, perspectives and experience. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at an Annual Meeting of Stockholders using the procedures set forth in the Company’s By-laws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director” of this proxy statement. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating Committee by mail at Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. A copy of the Nominating Committee’s written charter is publicly available on our website at www.ilgenetics.com.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors currently consists of eight directors, each of whom, other than Dr. Kornman and Mr. Carbeau, is independent under NASDAQ’s independence standards. Mr. Carbeau has served as our CEO and a member of our Board since April 2015. Prior to that, Dr. Kornman served as our CEO from August 2012 to April 2015. The Chairman of our Board of Directors is currently Mr. Weaver. The Board has determined that separating the positions of Chief Executive Officer and Chairman of the Board, and having an independent director serve as Chairman of the Board, is in the best interest of shareholders at this time in recognition of the differences between the two roles. Under this structure, the Chief Executive Officer is responsible for setting the strategic direction for the company and for providing the day-to-day leadership over our operations, while the Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for Board meetings and presides over meetings of the full Board. In addition, the Chairman approves Board meeting agendas and schedules and generally approves information sent to the Board. This structure ensures a greater role for the independent directors in the oversight of the company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. In addition, our independent directors meet in executive sessions after every scheduled Board meeting.

Generally, management is responsible for managing the risks that we face. The Board of Directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full Board of Directors in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us. While the Board of Directors has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board of Directors assist it in fulfilling that responsibility. The Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal controls and compliance with certain legal and regulatory requirements and the Compensation Committee assists the board in its oversight of the evaluation and management of risks related to our compensation policies and practices.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns regarding Interleukin should contact Investor Relations at (781) 398-0700. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;
•	resumes and other forms of job inquiries;
•	surveys; and
•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation awarded or paid to, accrued or earned during the fiscal years ended December 31, 2014 and 2015 by our Chief Executive Officer, our former Chief Executive Officer (our current President and Chief Scientific Officer), our former Chief Marketing Officer and our Interim Chief Financial Officer (there were no other executive officers employed by us as of December 31, 2015). We refer to these individuals as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Mark B. Carbeau Chief Executive Officer	2015	$259,712	$47,906	$—	$1,972,964	$—	$—	$—	$2,280,582
	2014	$—	$—	$—	$—	$—	$—	$—	$—
Kenneth S. Kornman Former Chief Executive Officer, Current President and Chief Scientific Officer	2015	$360,000	$45,450	$—	$503,680	$—	$—	$3,296	$912,426
	2014	$360,000	$41,400	$—	$—	$—	$—	$3,296	$404,696

Scott Snyder Former Chief Marketing Officer	2015	$254,808	$—	$—	$155,760	$—	$—	$52,679	$463,246
	2014	$265,000	$25,758	$—	$—	$—	$—	$43,828	$334,586

Stephen DiPalma(4) Interim Chief Financial Officer	2015	$322,603	$—	$—	$—	$—	$—	$—	$322,603
	2014	$66,894	$—	$—	$—	$—	$—	$—	$66,894

(1)	The assumptions used to determine the fair value of the stock awards and option grants for 2015 and 2014 are as follows:

	2015	2014
Risk-Free interest rate:	1.54%	1.53%
Expected life:	5.73 years	5.73 years
Expected volatility:	138.80%	144.74%
Dividend yield:	0%	0%

Using these assumptions, the weighted average grant date fair value of options granted in 2015 and 2014 was $0.16 and $0.32, respectively.

(2)	Amounts represent the grant date fair value of stock awards and option grants. The 2015 option award for Mr. Carbeau consists of the grant date fair value of options for 14,245,227 shares granted in April 2015 related to his hire. The 2015 option award for Dr. Kornman consists of the grant date fair value of options for 2,030,000 shares granted in January 2015 and 400,000 shares granted in December 2015 as part of his new employment agreement. The 2015 option award for Mr. Snyder consists of the grant date fair value of options for 660,000 shares granted in January 2015.
(3)	Dr. Kornman received reimbursement of $3,296 for life insurance in 2014 and 2015. Mr. Snyder received a $1,500 401K company contribution in 2014. Mr. Snyder received $42,328 and $39,898 in reimbursed travel per the terms of his employment agreement in 2014 and 2015, respectively. Mr. Snyder received $12,781 in accrued vacation pay upon his termination on November 13, 2015.
(4)	Mr. DiPalma joined us as our Interim Chief Financial Officer in September 2014. Mr. DiPalma is Managing Director at Danforth Advisors, LLC, and we have entered into a consulting agreement with Danforth Advisors, LLC, pursuant to which Danforth provides us with finance, accounting and administrative functions, including interim chief financial officer services. We pay Danforth an agreed upon hourly rate for such services and reimburse Danforth for expenses. Mr. DiPalma is compensated by Danforth and not by Interleukin. The amounts set forth above represent the amounts we paid to Danforth under the terms of the consulting agreement for Mr. DiPalma’s services.

Narrative Disclosure to Summary Compensation Table

The compensation paid to our Named Executive Officers in 2014 and 2015 summarized in our Summary Compensation Table above is generally determined in accordance with employment agreements that we have entered into with each of our Named Executive Officers. The material terms of these agreements are discussed under the caption “Employment Agreements” below.

Outstanding Equity Awards at Fiscal Year-End

The following table shows stock option awards outstanding (vested and unvested) and unvested stock awards outstanding as of December 31, 2015, including both awards subject to performance conditions and non-performance-based awards, for each of the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kenneth S. Kornman	25,000	—	—	$1.40	4/2/2018	—	—	—	—
	75,000	—	—	$0.48	11/12/2018	—	—	—	—
	30,000	—	—	$0.745	4/6/2020	—	—	—	—
	100,000	—	—	$0.46	5/6/2021	—	—	—	—
	300,000	—	—	$0.34	12/21/2022	—	—	—	—
	833,924	648,611	—	$0.3799	10/22/2023	—	—	—	—
	431,701	335,764	—	$0.3799	10/22/2023	—	—	—	—
	465,212	1,564,788	—	$0.26	1/22/2025	—	—	—	—
	—	400,000	—	$0.07	12/14/2025	—	—	—	—
Mark B. Carbeau	2,622,948	2,622,948	—	$0.1525	4/6/2025	—	—	—	—
	11,622,279	11,622,279	—	$0.1525	4/6/2025
Scott Snyder	200,000	—	—	$0.29	2/11/2016	—	—	—	—
	351,569	—	—	$0.3799	2/11/2016	—	—	—	—
	137,500	—		$0.26	2/11/2016
Stephen DiPalma(1)	66,667	33,333	—	$0.25	9/8/2024	—	—	—	—

(1)	Represents a warrant for 100,000 shares granted in September 2014 to Danforth Advisors, LLC. Mr. DiPalma disclaims beneficial ownership of the warrant and the shares of common stock issuable thereunder.

Employment Agreements

Mark B. Carbeau

On April 6, 2015, we entered into an employment agreement with Mark B. Carbeau to serve as our Chief Executive Officer. Under this agreement, Mr. Carbeau will receive an initial annual base salary of $365,000 per year and is eligible to receive an annual bonus at a target amount of 35% of his base salary, with a stretch bonus opportunity of 150% of the target bonus. Under the terms of the Agreement, Mr. Carbeau has been granted options to purchase up to 14,245,227 shares of Interleukin’s common stock (the “Options”) at an exercise price of $0.1525 per share (the closing price of the common stock on April 6, 2015). The Options will vest as to 25% of the shares on April 6, 2016, and as to an additional 2.083% of the shares on the last day of each successive month thereafter, provided that he remains employed by Interleukin on the vesting date. Pursuant to this Agreement, Mark Carbeau will also be granted an option to purchase shares of Interleukin’s common stock equal to 5% of the number of shares of common stock issued in the 2016 Private Placement assuming the conversion of all convertible securities issued in the 2016 Private Placement, at a per share exercise price equal to the fair market value of our common stock on the date of the grant. These options will vest as to 25% of the shares on the first anniversary of the grant date, and as to an additional 2.083% of the shares on the last day of each successive month thereafter, provided that he remains employed by Interleukin on the vesting date.

The agreement provides that if Mr. Carbeau’s employment with Interleukin is terminated by us without Cause (as defined in the agreement) or by Mr. Carbeau for Good Reason (as defined in the agreement), subject to his execution of a release of claims agreement acceptable to us, he will be entitled to (i) severance payments equal to 12 months of base salary and (ii) continuation of medical benefits for up to 12 months. In addition, if within one year following a Change of Control (as defined in the agreement), Mr. Carbeau’s employment with Interleukin is terminated by us without Cause or by Mr. Carbeau for Good Reason, subject to his execution of a release of claims agreement acceptable to us, he will be entitled to (i) severance payments equal to 12 months of base salary, (ii) continuation of medical benefits for up to 12 months and (iii) acceleration of the vesting of all outstanding unvested equity awards.

As a condition of employment, Mr. Carbeau has entered into a non-competition/non-solicitation agreement pursuant to which he has agreed not to compete with Interleukin or to solicit customers or employees of Interleukin for a period of 12 months after the termination of his employment

Kenneth S. Kornman, DDS, Ph.D.

On November 12, 2008, we entered into an employment agreement with Dr. Kornman, our President and Chief Scientific Officer, for a three-year term, commencing on March 31, 2009, the date his previous employment agreement expired. Effective March 31, 2012, this agreement was extended through November 30, 2012. Under this agreement, Dr. Kornman received an initial annual salary of $360,000 and is eligible to receive annual bonuses solely at the discretion of the Board of Directors. Dr. Kornman’s annual salary may be increased in the sole discretion of the Board of Directors. Under the agreement, on November 12, 2008 Dr. Kornman received a stock option to purchase 75,000 shares of common stock, at an exercise price of $0.48 per share, which was the closing price as reported on the NYSE Amex on the grant date. The option was immediately exercisable with respect to 30,000 shares and vests with respect to an additional 15,000 shares on each of March 31, 2010, 2011, and 2012. Under the agreement, Dr. Kornman is entitled to participate in employee benefit plans that we provide or may establish for the benefit of our executive management generally. In addition, while Dr. Kornman remains employed by us, we will reimburse him $3,296 annually for payment of life insurance premiums.

The agreement is terminable immediately by us with cause or upon thirty days prior written notice without cause. The agreement is terminable by Dr. Kornman upon thirty days prior written notice. If we terminate Dr. Kornman without cause or Dr. Kornman terminates his employment with good reason, then, in addition to payment of any accrued, but unpaid compensation prior to the termination, we must continue to pay his base salary and to provide health insurance benefits until the earlier of (1) expiration of the agreement or (2) twelve months. If we terminate Dr. Kornman in connection with a Cessation of our Business (as defined in the agreement), then, in addition to payment of any accrued, but unpaid compensation prior to the termination, we must continue to pay his base salary and to provide health insurance benefits until the earlier of (1) expiration of the agreement or (2) three months. The agreement also includes non-compete and non-solicitation provisions for a period of twelve months following the termination of Dr. Kornman’s employment.

On March 31, 2010, Dr. Kornman was issued 12,500 shares of restricted stock under a restricted stock agreement dated April 30, 2008. In April 2010, as part of the year-end compensation process, the Compensation Committee granted Dr. Kornman an option to purchase 30,000 shares of our common stock. This option is exercisable at $0.745 per share and vests as to 20% of the shares on each of the first five anniversaries of the date of grant.

In May 2011, the Compensation Committee granted Dr. Kornman an option to purchase 100,000 shares of our common stock. This option is exercisable at $0.46 per share and vests as to 25% of the shares on each of the first four anniversaries of the date of grant.

On April 25, 2012, we executed an amendment, effective as of March 31, 2012, to Dr. Kornman’s employment agreement to extend the term through November 30, 2012. In connection with the resignation of our former Chief Executive Officer on August 23, 2012, the Board of Directors appointed Dr. Kornman as Chief Executive Officer in addition to his role as President and Chief Scientific Officer. The Board of Directors also appointed Dr. Kornman as a director to fill the vacancy created by the CEO’s resignation. On November 29, 2012, we entered into a second amendment to Dr. Kornman’s employment agreement to extend the term through November 30, 2015. Effective upon Mr. Carbeau’s appointment as Chief Executive Officer on April 6, 2015, Dr. Kornman resigned as Chief Executive Officer and continues to serve as Interleukin’s President and Chief Scientific Officer and as a member of the Board of Directors.

In December 2012, the Compensation Committee granted Dr. Kornman an option to purchase 300,000 shares of our common stock. This option is exercisable at $0.34 per share and vests as to 25%, 33% and 42% of the shares on each of the first three anniversaries of the date of grant.

In October 2013, Dr. Kornman was granted an option to purchase 2,250,000 shares of our common stock. This option has an exercise price of $0.3799, the fair value of our common stock on the grant date of the option, and will vest as to ¼ of the shares on the first anniversary of the grant date, and as to  1/36 of the remaining shares at the end of each month thereafter beginning on October 31, 2014. In January 2015, Dr. Kornman was granted an option to purchase 2,030,000 shares of our common stock. This option has an exercise price of $0.26, the fair value of our common stock on the grant date of the option, and will vest as to  1/48 of the shares at the beginning of each month beginning on February 1, 2015.

On December 14, 2015, we entered into a new Employment Agreement with Dr. Kornman to continue to serve as our President and Chief Scientific Officer. The new agreement was effective as of December 1, 2015 and replaced the employment agreement, dated November 12, 2008, as amended on March 31, 2012 and November 29, 2012, which terminated by its terms on November 30, 2015. Pursuant to the new agreement, Dr. Kornman will receive an annual base salary of $360,000 per year and is eligible to receive an annual bonus at a target amount of up to 35% of his base salary. Under the terms of the Agreement, Dr. Kornman was granted options to purchase up to 400,000 shares of our common stock at an exercise price of $0.07 per share (the closing price of the common stock on December 14, 2015). The options will vest over 4 years with  1/48th of the shares to vest on the first day of each successive month beginning January 1, 2016, provided that he remains employed by us on the vesting date. In addition, if at any time within 90 days prior to or 12 months following a Change in Control (as defined in the new agreement), Dr. Kornman is terminated without Cause (as defined in the new agreement), the options will vest in full as of the date of such termination. The new agreement also provides that if Dr. Kornman’s employment with Interleukin is terminated by us without Cause, subject to his execution of a release of claims agreement acceptable to us, he will be entitled to severance payments equal to six months of base salary.

In January 2016, Dr. Kornman was granted an option to purchase 400,000 shares of our common stock. This option has an exercise price of $0.05, the fair value of our common stock on the grant date of the option, and will vest as to ¼ of the shares on the first anniversary of the grant date, and as to  1/36 of the remaining shares at the end of each month thereafter beginning on February 1, 2017.

Scott Snyder

On December 26, 2012, we entered into an employment agreement with Scott Snyder for the position of Chief Marketing Officer beginning on January 2, 2013. The agreement provided for a minimum annual base salary of $265,000, and he was eligible for a bonus under Interleukin’s bonus plan. Mr. Snyder’s employment with Interleukin terminated effective November 13, 2015.

We will pay Mr. Snyder any compensation that is earned but unpaid prior to termination, and an amount equal to six months of his base salary in effect at the time of the termination with such payment made in equal installments on our regularly-scheduled payroll dates. All stock options granted to Mr. Snyder expired unexercised as of February 11, 2016.

Bonus Plan

The Compensation Committee has approved an Employee Bonus Plan (the “Employee Bonus Plan”), pursuant to which bonuses may be awarded upon the achievement of certain corporate goals, however, the Compensation Committee has absolute discretion as to whether bonuses will be awarded and the size of any bonus, notwithstanding whether any such corporate goals are met or not.

Director Compensation

On April 29, 2010, our Board of Directors adopted the following policy for compensation of non-employee directors:

•	for service as a director, an annual retainer of $20,000;
•	for service as the chair of a committee, an annual retainer of $7,500;
•	for service as a non-chair member of a committee, an annual retainer of $5,000;
•	for each Board or committee meeting attended in person, by teleconference or by video, $1,500; and
•	upon initial election or appointment to the Board, a grant of an option to purchase 15,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the date of grant, with such option to vest in four equal annual installments on each of the first four anniversaries of the grant date.

Directors who are designated by Pyxis and BCC pursuant to the terms of the 2016 Purchase Agreement, as amended, are not eligible to receive the foregoing compensation. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2015 to William C. Mills III and James Weaver. No other director was paid or accrued compensation during the fiscal year ended December 31, 2015.

Name (a)	Fiscal Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
William C. Mills III(1)	2015	$47,500	—	—	—	$47,500
James Weaver(1)	2015	$59,000	—	—	—	$59,000

(1)	The following table shows the total number of outstanding and vested stock options, and shares of outstanding and restricted common stock as of December 31, 2015, the last day of our fiscal year, that have been issued as director compensation.

Name	# of Stock Options Outstanding	# of Stock Options Vested	Shares of Common Stock Restricted
William C. Mills III	100,000	78,645	—
James Weaver	125,000	72,660	—

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	10,035,497	$0.32	30,949,576
Equity compensation plans not approved by security holders(2)	11,622,279	$0.1525	—
Total	21,657,776	$0.21	30,949,576

(1)	These plans consist of our 2000 Employee Stock Compensation Plan (the “2000 Plan”), our 2004 Employee, Director and Consultant Stock Plan (the “2004 Plan”), our 2013 Employee, Director and Consultant Equity Incentive Plan (the “2013 Plan”) and our 2012 Employee Stock Purchase Plan (the “2012 ESPP”). The number of shares set forth in column (a) consists of shares subject to outstanding options under the 2000 Plan, the 2004 Plan and the 2013 Plan as of December 31, 2015. The number of shares set forth in column (c) consists of 30,649,503 shares remaining available for issuance under the 2013 Plan and 300,073 shares remaining available for issuance under the 2012 ESPP as of December 31, 2015.
(2)	Consists of an inducement option grant provided to Mr. Carbeau, our Chief Executive Officer, pursuant to the terms of his employment agreement.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of NASDAQ, has furnished the following report.

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.ilgenetics.com. The committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Grant Thornton LLP, our independent public accountants. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2015, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management and Grant Thornton LLP, our independent public accountants;
•	Discussed with Grant Thornton LLP the matters required to be discussed in accordance with Auditing Standard No. 16 — Communications with Audit Committees; and
•	Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and the Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE
William C. Mills III
Lionel Carnot
Joseph Landstra

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act during or with respect to the year ended December 31, 2015 were filed on a timely basis.

CODE OF CONDUCT AND ETHICS

We have adopted a corporate code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial officer. The text of the corporate code of conduct and ethics is publicly available on our website at www.ilgenetics.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be posted on our website at www.ilgenetics.com or included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest: our executive officers; our directors; the beneficial owners of more than 5% of our securities; the immediate family members of any of the foregoing persons; and any other persons whom the Board determines may be considered related persons, any such person being referred to as a “related person.”

The following is a description of arrangements with related persons since January 1, 2014. We believe that the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

On October 26, 2009, we entered into a Merchant Network and Channel Partner Agreement with Amway Corp. d/b/a Amway Global, a subsidiary of Alticor, Inc., which is the parent company of Pyxis Innovations Inc., a stockholder of Interleukin. Pursuant to this Agreement, Amway Global sells our Inherent Health brand of genetic tests through its e-commerce Web site via a hyperlink to our e-commerce site. Amway Global receives a commission equal to a percentage of net sales received by us from Amway Global customers. The agreement has an initial term of 12 months and is automatically renewable for successive 12-month terms. The agreement may be terminated by either party upon 120 days written notice. As of the date of this prospectus, we have paid Amway Global approximately $3.1 million in commissions under this agreement, including $218,000 in 2014, $302,000 in 2015 and $152,000 in the six months ended June 30, 2016.

Beginning in September 2012 and again in 2013, Access Business Group LLC (“ABG”), an affiliate of Alticor, placed purchase orders totaling approximately $3.3 million consisting of weight management kits. The kits are included as part of a promotional bundle of products that Amway is now selling to their Individual Business Owners (IBOs). Of the $3.3 million in orders $1.8 million was received in 2013 for the 2014 program and $1.5 million for the 2013 program. Cash for the kits purchased for the 2013 program was received in the first quarter of 2013 and cash for the kits purchased for the 2014 program was received by December 31, 2013. As a component of the promotional program, and not reflective of actual product expiry, the kits were required to be redeemed by a certain date. The initial program required redemption by December 31, 2013, but the date of required redemption was extended such that the revenues will remain deferred until those kits are redeemed or the breakage analysis determines the probability of eventual redemption is remote. In February 2014, we removed the redemption date requirement, for which ABG paid us $519,000 as a retrospective increase in the product purchase price. In October 2014, we received $250,000 as a retrospective increase in the product purchase price for unsold kits as consideration for extending the required redemption date of the 2014 promotional program to December 31, 2017. Cash received for these kits will be treated as deferred revenues until specific kits are returned for processing or on the final allowed redemption date of December 31, 2017.

On September 21, 2012, we entered into a License Agreement with Access Business Group International LLC (“ABGI”), an affiliate of Alticor. Pursuant to the License Agreement, we have granted ABGI and its affiliates a non-exclusive license to use the technology related to our Weight Management genetic test and to sell the Weight Management test in Europe, Russia and South Africa (the “Territories”). ABGI, or a laboratory designated by ABGI or an affiliate of ABGI, will be responsible for processing the tests, and we will receive a royalty for each test sold, which royalty will increase if certain pending patent applications are issued. The License Agreement has an initial term of five years from the date of first commercial sale of the Weight Management test under the agreement. Thereafter, the term will automatically renew for additional one-year periods unless at least 60 days prior notice is delivered by either party. To date, we have been paid approximately $658,170 under this agreement, including $128,790 in 2014, $173,880 in 2015. For the six months ended June 30, 2016, $105,998 was earned.

In connection with the execution of the License Agreement, we and ABGI also entered into a Professional Services Agreement (the “PSA”) pursuant to which we have agreed to provide services to ABGI in connection with its sale and processing of the tests within the Territories. Services will be provided pursuant to a statement of work to be entered into from time to time between the parties. Such statements of work will also specify the fees to be paid by ABGI to us for such services. The PSA has no set term and may be terminated by either party, subject to certain conditions. As of the date of this prospectus, we have been paid $5,250 under this agreement, all being received in 2013.

We have also entered into an agreement with Pyxis containing certain terms for allocating opportunities as permitted under Section 122(17) of the Delaware General Corporation Law. This agreement regulates and defines the conduct of certain of our affairs as they may involve this stockholder and its affiliates, and the powers, rights, duties and liabilities of us and our officers and directors in connection with corporate opportunities. Except under certain circumstances, this stockholder and its affiliates have the right to engage in the same or similar activities or lines of business or have an interest in the same classes or categories of corporate opportunities as we do. If Pyxis, its affiliates, or one of our directors appointed by Pyxis acquire knowledge of a potential transaction or matter that may be a corporate opportunity for both such stockholder and its affiliates and us, to the fullest extent permitted by law, such stockholder and its affiliates will not have a duty to inform us about the corporate opportunity or be liable to us or to our stockholders for breach of any fiduciary duty as a stockholder of ours for not informing us of the corporate opportunity, keeping it for its own account, or referring it to another person. Additionally, except under limited circumstances, if an officer or employee of Pyxis who is also one of our directors is offered a corporate opportunity, such opportunity shall not belong to us. In addition, we agreed that such director will have satisfied his duties to us and not be liable to us or to you in connection with such opportunity. The terms of these agreements will terminate on the date that no person who is a director, officer or employee of ours is also a director, officer, or employee of Pyxis.

On December 23, 2014, we entered into a Securities Purchase Agreement (the “2014 Purchase Agreement”) with various accredited investors (the “2014 Investors”), pursuant to which we sold to the 2014 Investors in a private placement transaction (the “2014 Private Placement”) an aggregate of 50,099,700 shares of our common stock at a price of $0.1003 per share for gross proceeds of approximately $5.025 million. The 2014 Investors also received 2014 Warrants to purchase up to an aggregate of 50,099,700 shares of common stock at an exercise price of $0.1003 per share. The following beneficial owners of more than 5% of our securities participated in the 2014 Private Placement:

2014 Investor	Shares	Warrant Shares	Purchase Price
Bay City Capital Fund V, L.P.	25,996,552	25,996,552	$2,607,454.17
Bay City Capital Fund V Co-Investment Fund	495,400	495,400	$49,688.62
Growth Equity Opportunities Fund III, LLC	19,868,965	19,868,965	$1,992,857.17

In addition, Stephen DiPalma, our Interim Chief Financial Officer, purchased 249,252 shares of our common stock and received a 2014 Warrant to purchase 249,252 shares of common stock in the 2014 Private Placement for a purchase price of $25,000.

On December 23, 2014, we also entered into a Registration Rights Agreement with the investors in the 2014 Private Placement and BTIG LLC (the placement agent in the 2014 Private Placement), pursuant to which we are required to file a registration statement on Form S-1 within 45 days of December 23, 2014 to cover the resale of (i) the shares sold in the 2014 Private Placement and the shares of common stock underlying the 2014 Warrants issued in the 2014 Private Placement and (ii) the shares of Common Stock underlying the 2014 BTIG Warrants issued to BTIG LLC and affiliates as placement agent compensation. The failure on the part of Interleukin to satisfy certain deadlines described in the Registration Rights Agreement may subject us to payment of certain monetary penalties.

Effective as of February 1, 2016, we entered into a Services Agreement with Metagenics, Inc. to provide our PerioPredict test to Metagenics’ employees as part of an enhanced employee benefits program. Metagenics is an affiliate of Alticor and Pyxis. Pursuant to this agreement, we will provide genetic testing and patient education to Metagenics employees, as well as dental professional support to their dental providers, and Metagenics will pay a fixed fee for each test processed by us. Through April 30, 2016, we have received no revenue under this agreement.

On July 1, 2016 we entered into an agreement with Amway to provide Interleukin’s PerioPredict Genetic Risk Test and Patient Engagement Platform to Amway’s employees as part of an enhanced employee benefits plan. Under terms of the agreement, we will make PerioPredict available to Amway’s approximately 5,000 employees in the U.S. The program is expected to begin in September 2016.

On July 29, 2016, we entered into the 2016 Purchase Agreement with the 2016 Investors, pursuant to which we sold to the 2016 Investors in the 2016 Private Placement an aggregate of 56,262,571 shares of our common stock at a price of $0.0994 per share for gross proceeds of approximately $5.6 million. The 2016 Investors also received 2016 Warrants to purchase up to an aggregate of 56,262,571 shares of common stock at an exercise price of $0.0994 per share. The following affiliates and beneficial owners of more than 5% of our securities participated in the 2016 Private Placement:

2016 Investor	Shares	Warrant Shares	Purchase Price
Bay City Capital Fund V, L.P.	29,616,700	29,616,700	$2,943,899.98
Bay City Capital Fund V Co-Investment Fund	564,386	564,386	$56,099.97
Growth Equity Opportunities Fund III, LLC	20,120,724	20,120,724	$1,999,999.97
Pyxis Innovations Inc.	5,030,181	5,030,181	$500,000.00
Weaver Asset Management, LLC(1)	100,603	100,603	$10,000.00
Mark B. Carbeau, CEO	100,603	100,603	$10,000.00
Kenneth S. Kornman, President and CSO	25,150	25,150	$2,500.00
Stephen DiPalma, Interim CFO	100,603	100,603	$10,000.00

(1)	Weaver Asset Management LLC is co-owned by James Weaver, our Chairman of the Board, and his spouse.

On July 29, 2016, we also entered into a Registration Rights Agreement with the investors in the 2016 Private Placement, pursuant to which we are required to file a registration statement on Form S-1 within 45 days of July 29, 2016 to cover the resale of the shares sold in the 2016 Private Placement and the shares of common stock underlying the 2016 Warrants issued in the 2016 Private Placement. The failure on the part of Interleukin to satisfy certain deadlines described in the Registration Rights Agreement may subject us to payment of certain monetary penalties.

See also “Security Ownership of Certain Beneficial Owners and Management.”

PROPOSAL 1

TO ELECT WILLIAM C. MILLS AND JOSEPH M. LANDSTRA AS CLASS I DIRECTORS

Our Board of Directors currently consists of eight members, classified into three classes as follows:

(i)	William C. Mills III (independent) and Joseph M. Landstra (Pyxis designee) serve as Class I directors with terms ending at this 2016 annual meeting of stockholders;
(ii)	Mark B. Carbeau, Kenneth S. Kornman and Dayton Misfeldt (BCC designee) serve as Class II directors with terms ending at the 2017 annual meeting of stockholders; and
(iii)	James M. Weaver (independent), Roger C. Colman (Pyxis designee) and Lionel Carnot (BCC designee) serve as Class III directors with terms ending at this 2018 annual meeting of stockholders.

On August 18, 2016, the Board of Directors voted to nominate William C. Mills III and Joseph M. Landstra for election at the annual meeting for a term of three years to serve until the 2019 annual meeting of stockholders, and until their successors have been elected and qualified, or until their earlier death, resignation, retirement or removal. Unless authority to vote for any of these nominees is withheld, the shares represented by a validly executed proxy will be voted FOR the election as directors of Mr. Mills and Mr. Landstra. In the event that either nominee should become unable or unwilling to serve, the shares represented by a validly executed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place, unless the Board chooses to reduce the number of directors serving on the Board. We have no reason to believe that either nominee will be unable or unwilling to serve as a director.

Required Vote for Approval

A plurality of the shares voted at the annual meeting is required to elect each nominee as a director.

The Board of Directors recommends a vote “FOR” the election of William C. Mills III and Joseph M. Landstra as Class I directors, and proxies solicited by the Board will be voted in favor, unless a stockholder indicates otherwise on the proxy.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

The Audit Committee of the Board has appointed Grant Thornton LLP as our independent public accountant for the fiscal year ending December 31, 2016. The Board proposes that the stockholders ratify this appointment. Grant Thornton LLP has audited our financial statements since 2002. We expect that representatives of Grant Thornton LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Grant Thornton, LLP, our independent public accountant, for the audit of our annual financial statements for the years ended December 31, 2014 and December 31, 2015 and fees billed for other services rendered by Grant Thornton LLP during those periods.

	2014	2015
Audit fees(1)	$216,786	$210,345
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$216,786	$210,345

(1)	Audit fees consist of fees for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in the quarterly reports and fees for services related to the Company’s registration statements, consents and assistance with and review of documents filed with the SEC.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to the engagement of the independent auditor for the next year’s audit, management will submit to the Audit Committee for approval a summary of the services expected to be rendered during that year for each of four categories of services.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to the engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Grant Thornton LLP as our independent public accountant. However, the Board is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether to retain Grant Thornton LLP as the Company’s independent public accountant. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent public accountant at any time during the year if the Audit Committee determines that such a change would be in the best interests of the company and its stockholders.

Required Vote for Approval

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of Grant Thornton LLP as our independent public accountant.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Grant Thornton LLP as our independent public accountant, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

PROPOSAL 3

CONSIDER AN ADVISORY VOTE ON COMPENSATION
FOR OUR NAMED EXECUTIVE OFFICERS

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our named executive officers as described in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Before voting on this Proposal 3, you are urged to read the section of this proxy statement entitled “Executive Compensation.”

In accordance with the rules adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers of Interleukin Genetics, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

Required Vote for Approval

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement.

The Board of Directors recommends a vote “FOR” an advisory vote on compensation for our named executive officers, and proxies solicited by the Board will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO OUR CHARTER TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

At the annual meeting, our stockholders will be asked to approve an amendment to our Charter to increase our authorized shares of common stock from 450,000,000 shares to 650,000,000 shares.

If this Proposal 4 is approved by the stockholders as proposed, the Board would have the sole discretion to effect the amendment and increase the authorized shares of common stock at any time prior to the earlier of (i) October 1, 2017 and (ii) the 2017 annual meeting of stockholders. The Board would also have the discretion to abandon the amendment entirely prior to its effectiveness. The Board’s determination to effect or abandon the amendment will be based on a number of factors, including whether or not the Board decides to effect a reverse stock split if Proposal 5 is approved. If Proposal 5 is approved and the Board elects to effect a reverse stock split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by the Board. However, the number of authorized shares of common stock will not be affected by such a reverse stock split. Accordingly, if a reverse stock split is effected, the number of unissued authorized shares of common stock will increase. As a consequence, if the Board determines to effect a reverse stock split prior to implementing the amendment to our Charter to increase the authorized shares of common stock, it is unlikely that the Board would then also implement the increase in authorized shares set forth in this Proposal 4. The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

As of August 15, 2016, we had 450,000,000 authorized shares of common stock, par value $0.001 per share, of which 426,120,794 shares were outstanding or reserved for issuance. Of those, 229,329,744 shares were outstanding; 22,052,657 shares were reserved for issuance upon exercise of outstanding stock options; 30,174,743 shares were reserved for issuance under our stock plans and employee stock purchase plan; and 144,563,650 shares were reserved for the exercise of outstanding warrants to purchase common stock.

The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future. The Board of Directors believes it is in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with future financings, investment opportunities, stock splits or dividends, possible acquisitions or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Charter and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of any stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could decrease the proportionate equity interest and voting power of our current stockholders and, depending on the price paid for the additional shares, could result in dilution in the book value of shares held by the current stockholders. The holders of our common stock are not entitled to preemptive rights with respect to the issuance of additional shares of common stock. We currently have no plans arrangements or understandings to issue any shares that would be newly available for issuance following approval of this proposal.

In addition, an increase in the number of authorized shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Interleukin without further action by the stockholders. Furthermore, our Charter, amended and restated bylaws (“Bylaws”) and provisions of Delaware law contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and which may also have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our Board. These provisions:

•	allow the authorized number of directors to be changed only by resolution of our Board and allow directors to be removed only for cause;
•	establish a classified board of directors, providing that not all members of our Board be elected at one time;
•	authorize our Board to issue without stockholder approval blank check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our Board;
•	prohibit stockholder action by written consent, requiring that stockholder actions must be effected at a duly called stockholder meeting and requiring that special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or our Board pursuant to a resolution adopted by a majority of the directors then in office;
•	establish advance notice requirements for stockholder nominations to our Board or for stockholder proposals that can be acted on at stockholder meetings; and
•	require the approval of the holders of 66 2/3% of the outstanding shares of our capital stock entitled to vote in order to amend certain provisions of our Charter and Bylaws.

Furthermore, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which may, unless certain criteria are met, prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a prescribed period of time. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

We have no present intention or plan to employ additional authorized shares as an anti-takeover device. It is possible, however, that management could use the additional shares in an effort to prevent a third-party acquirer from gaining control by issuing shares of authorized and unissued common stock that would discourage persons from acquiring additional shares, by diluting the voting power of shares then outstanding. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management and dilute the stock ownership or voting rights of persons seeking to cause such removal. Each of these could potentially limit the opportunity for our stockholders to dispose of their stock at a premium.

The Board is not aware of any attempt, or contemplated attempt, to acquire control of the company, and this Proposal 4 to amend the Charter to increase the number of authorized shares of common stock is not being proposed with the intention that it be utilized as a type of anti-takeover device or to secure management’s positions within the company.

The form of the proposed amendment to our Charter to increase the number of authorized shares of common stock is attached as Annex A to this proxy statement.

Required Vote for Approval

The affirmative vote of a majority of our outstanding common stock is required to approve this amendment to our Charter.

The Board of Directors recommends a vote “FOR” approval of the amendment to our charter to increase the number of authorized shares of common stock, and proxies solicited by the Board will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO OUR CHARTER TO EFFECT A REVERSE STOCK
SPLIT OF OUR COMMON STOCK AT A RATIO IN THE RANGE OF 1-FOR-15 TO 1-FOR-60

General

At the annual meeting, our stockholders will be asked to approve an amendment to our Charter to effect a reverse stock split of the issued and outstanding shares of our common stock (such split to combine any whole number of shares of outstanding common stock between and including fifteen (15) and sixty (60) into one (1) share of common stock). Upon the effectiveness of the amendment to our Charter effecting the reverse stock split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares.

If this Proposal 5 is approved by the stockholders as proposed, the Board would have the sole discretion to effect the amendment and reverse stock split at any time prior to the earlier of (i) October 1, 2017 and (ii) the 2017 annual meeting of stockholders, and to fix the specific ratio for the reverse stock split, provided that the ratio would be not less than 1-for-15 and not more than 1-for-60. By approving the reverse stock split, our stockholders are approving individual amendments to our Charter for each whole number in such range. After the Board has selected the whole number in such range to effect the reverse stock split, we will abandon all amendments to the Charter except the amendment with respect to the number selected by the Board. The Board would also have the discretion to abandon the amendment entirely prior to its effectiveness. We believe that enabling the board to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits for our stockholders. The Board’s determination of the ratio of the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and The NASDAQ Capital Market or NYSE MKT initial listing requirements. Even if the stockholders approve the reverse stock split, we reserve the right not to effect the reverse stock split if the Board does not deem the reverse stock split to be in the best interests of Interleukin and its stockholders.

The reverse stock split, if approved by our stockholders, would become effective upon the filing of an amendment to our Charter with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to Interleukin and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The form of the proposed amendment to our Charter to effect the reverse stock split is attached as Annex B to this proxy statement. Any amendment to our Charter to effect the reverse stock split will include the reverse stock split ratio fixed by the board, within the range approved by our stockholders. The amendment to our Charter will not change the number of authorized shares, or the par value, of our common stock. We currently have no plans arrangements or understandings to issue any of the shares that would be newly available for issuance following approval of this proposal.

Reasons for the Proposed Amendment

The Board’s primary reasons for approving and recommending the reverse stock split are that the Board believes that:

•	the reverse stock split is the most effective means of increasing the per-share market price of our common stock in order to become eligible for listing on The NASDAQ Capital Market or the NYSE MKT; and
•	a higher per-share market price of our common stock could encourage investor interest in Interleukin and promote greater liquidity for our stockholders.

Our common stock is currently listed on the OTCQBTM under the symbol “ILIU.” We believe that becoming listed on The NASDAQ Capital Market or the NYSE MKT will support and maintain the liquidity of our common stock for our stockholders. In order for our common stock to be eligible for listing on The NASDAQ Capital Market, we must satisfy the initial listing requirements established by NASDAQ, including, among other requirements, a minimum bid price of at least $4.00 per share ($3.00 under certain circumstances) for our common stock. In order for our common stock to be eligible for listing on the NYSE MKT, we must satisfy the initial listing requirements established by NYSE, including, among other requirements, a minimum price of $4.00 per share for our common stock.

An objective of the Board in proposing the reverse stock split is to increase the per-share market price of our common stock in order to become eligible for listing on The NASDAQ Capital Market or the NYSE MKT. Effecting the reverse stock split would reduce our total shares of common stock outstanding, which the Board believes will increase the price per share of our common stock and therefore, better enable us to list our common stock on The NASDAQ Capital Market or the NYSE MKT. However, the effect of the reverse stock split on the market value of our common stock cannot be predicted with any certainty, and there can be no assurance that the market price per post-split share will either exceed or remain in excess of the minimum closing price for a sustained period of time. The reverse stock split itself does not affect our market value, and the market price of our common stock may also be based on other factors that are unrelated to the number of shares outstanding, including our future performance.

Effects of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all outstanding shares of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect our continuing to be subject to the periodic reporting requirements of the SEC.

As of the effective time of the reverse stock split, we will adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the reverse stock split, we will adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

Assuming reverse stock split ratios of 1-for-15 and 1-for-60, which are ratios based on whole numbers of shares at the high end and low end of the range that our stockholders are being asked to approve, the following table sets forth the number of shares of our common stock that would be (i) issued and outstanding and (ii) reserved for issuance pursuant to outstanding options or warrants and under our stock plans, after the reverse stock split, based on information as of August 15, 2016:

	Reverse Stock Split Ratio of 1-for-15	Reverse Stock Split Ratio of 1-for-60
Number of Shares of Common Stock Issued and Outstanding	28,408,052	7,102,013
Number of Shares of Common Stock Reserved for Issuance	2,003,641	500,910

After the effective time of the reverse stock split, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio. In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

If this Proposal 5 is approved and the Board elects to effect a reverse stock split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by the Board. However, the number of authorized shares of common stock will not be affected by such a reverse stock split. Accordingly, if a reverse stock split is effected, the number of unissued authorized shares of common stock will increase. As a consequence, if the Board determines to effect a reverse stock split prior to implementing the amendment to our Charter to increase the authorized shares of common stock, it is unlikely that the Board would then also implement the increase in authorized shares set forth in Proposal 4. The issuance of additional authorized and unissued shares of common stock as a result of a reverse stock split could decrease the proportionate equity interest and voting power of our current stockholders and, depending on the price paid for the additional shares, could result in dilution in the book value of shares held by the current stockholders. The holders of our common stock are not entitled to preemptive rights with respect to the issuance of additional shares of common stock. We currently have no plans arrangements or understandings to issue any shares that would be newly available for issuance following approval of this proposal.

In addition, an increase in the number of authorized shares of common stock as a result of a reverse stock split and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of Interleukin without further action by the stockholders. Furthermore, our Charter, Bylaws and provisions of Delaware law contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and which may also have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our Board. These provisions:

•	allow the authorized number of directors to be changed only by resolution of our Board and allow directors to be removed only for cause;
•	establish a classified board of directors, providing that not all members of our Board be elected at one time;
•	authorize our Board to issue without stockholder approval blank check preferred stock that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our Board;
•	prohibit stockholder action by written consent, requiring that stockholder actions must be effected at a duly called stockholder meeting and requiring that special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or our Board pursuant to a resolution adopted by a majority of the directors then in office;
•	establish advance notice requirements for stockholder nominations to our Board or for stockholder proposals that can be acted on at stockholder meetings; and
•	require the approval of the holders of 66 2/3% of the outstanding shares of our capital stock entitled to vote in order to amend certain provisions of our Charter and Bylaws.

Furthermore, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which may, unless certain criteria are met, prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a prescribed period of time. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

We have no present intention or plan to employ additional authorized shares resulting from a reverse stock split as an anti-takeover device. It is possible, however, that management could use the additional shares in an effort to prevent a third-party acquirer from gaining control by issuing shares of authorized and unissued common stock that would discourage persons from acquiring additional shares, by diluting the voting power of shares then outstanding. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management and dilute the stock ownership or voting rights of persons seeking to cause such removal. Each of these could potentially limit the opportunity for our stockholders to dispose of their stock at a premium.

The Board is not aware of any attempt, or contemplated attempt, to acquire control of the company, and this Proposal 5 to amend our Charter to effect a reverse stock split is not being proposed with the intention that it be utilized as a type of anti-takeover device or to secure management’s positions within the company.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if the Board still believes that a reverse stock split is in the best interests of Interleukin and its stockholders, the Board will determine the ratio of the reverse stock split to be implemented. We will file the certificate of amendment with the Secretary of State of the State of Delaware. The Board may delay effecting the reverse stock split without resoliciting stockholder approval. Beginning on the effective date of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported in the Wall Street Journal, on the last trading day prior to the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This summary addresses the tax consequences only to a “U.S. person,” which is a beneficial owner of our common stock that is either:

•	a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; and
•	a trust if either (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor.

This summary assumes that our stockholders hold their shares of our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). No attempt has been made to comment on all U.S. federal income tax consequences of the reverse stock split that may be relevant to particular holders, including holders:

•	who are subject to special treatment under U.S. federal income tax rules such as dealers in securities, financial institutions, non-U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, U.S. expatriates, or traders in securities who elect to mark to market;
•	who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;
•	who hold their shares as qualified small business stock within the meaning of Section 1202 of the Code;
•	who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy; or
•	who do not hold their shares as capital assets.

In addition, the following discussion does not address the tax consequences of the reverse stock split under state, local and foreign tax laws or under the alternative minimum tax provisions of the Code. Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split, including, without limitation, transactions in which shares of our common stock are acquired or disposed of.

Accordingly, holders of our common stock are advised and expected to consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split to them in light of their personal circumstances and the consequences of the reverse stock split under state, local and foreign tax laws.

The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, and subject to the note below regarding the receipt of an additional fraction of a share, a U.S. holder generally will not recognize gain or loss upon the exchange of pre-split shares for post-split shares. The aggregate tax basis of the post-split shares received by a U.S. holder in the reverse stock split will be the same as the aggregate tax basis in the pre-split shares surrendered by such U.S. holder. The holding period for the post-split shares received by a U.S. holder in the reverse stock split will include the period during which the pre-split shares surrendered by such U.S. holder in the reverse stock split were held.

As noted above, we will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-split share. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of common stock is not clear. If the receipt of such an additional fraction of a share of common stock is taxed as a dividend, however, any tax liability associated with such receipt is not expected to be material.

Required Vote for Approval

The affirmative vote of a majority of our outstanding common stock is required to approve this amendment to our Charter.

The Board of Directors recommends a vote “FOR” approval of the amendment to our charter to effect the reverse stock split, and proxies solicited by the Board will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2017 Annual Meeting of Stockholders, stockholder proposals, including nominations for director, must be received no later than May 12, 2017; provided, however, that if the date of the 2017 annual meeting is more than 30 days from the first anniversary of the date of the 2016 annual meeting, to be timely, such proposals must be received a reasonable time before we begin to print and mail proxy materials for the 2017 annual meeting. To be considered for presentation at the 2017 annual meeting, although not included in the proxy statement, proposals must be received no later than August 21, 2017 and not before July 22, 2017; provided, however, that if the date of the 2017 annual meeting is more than 30 days prior to or 60 days after the first anniversary of the date of the 2016 annual meeting, to be timely, such proposals must be received not earlier than 90 days prior to the 2017 annual meeting and not later than the later of (x) 60 days prior to the 2017 annual meeting or (y) 10 days after the date that the date of the 2017 annual meeting is first disclosed to the public. Proposals not received in a timely manner will not be voted on at the 2017 Annual Meeting. If a timely proposal is received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals and nominations for director should be marked for the attention of Secretary, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452.

Waltham, Massachusetts
September 9, 2016

Our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2015, and which provides additional information about us can be found on the website of the Securities and Exchange Commission at www.sec.gov. It is also available on our website at www.ilgenetics.com. You may obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Investor Relations, Interleukin Genetics, Inc., 135 Beaver Street, Waltham, Massachusetts 02452. Exhibits will be provided upon written request and payment of an appropriate processing fee.

ANNEX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
INTERLEUKIN GENETICS, INC.

It is hereby certified that:

FIRST:	The name of the corporation is Interleukin Genetics, Inc. (the “Corporation”).
SECOND:	The Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on March 28, 2000, as amended to date, is hereby further amended by striking out the first paragraph of Article 4 in its entirety and by substituting in lieu thereof the following:

“ARTICLE 4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 656,000,000 shares, consisting of 650,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”) and 6,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”).”

THIRD:	The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this _____ day of __________.

INTERLEUKIN GENETICS, INC.

By:	Name: Title:

A-1

ANNEX B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
INTERLEUKIN GENETICS, INC.

It is hereby certified that:

FIRST:	The name of the corporation is Interleukin Genetics, Inc. (the “Corporation”).
SECOND:	The Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on March 28, 2000, as amended to date, is hereby further amended by striking out the first paragraph of Article 4 in its entirety and by substituting in lieu thereof the following:

“ARTICLE 4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [456,000,000]* shares, consisting of [450,000,000]* shares of common stock, $0.001 par value per share (the “Common Stock”) and 6,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”). Upon the effectiveness of the certificate of amendment to the restated certificate of incorporation containing this sentence, each [**] shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and non-assessable share of Common Stock. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the last trading day prior to the Split Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation’s board of directors).”

THIRD:	The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this ____ day of _________.

INTERLEUKIN GENETICS, INC.

By:	Name: Title:

*	The number of authorized shares and number of authorized shares of common stock may be increased to 656,000,000 and 650,000,000, respectively, if Proposal 4 set forth in the Proxy Statement is approved.

**	By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including fifteen (5) and sixty (60) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Corporation and its stockholders.

B-1

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 William C. Mills III   02 Joseph M. Landstra

The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5..

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

JOB #

Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000299197_1 R1.0.1.25

INTERLEUKIN GENETICS. INC.
135 Beaver Street
Waltham, MA 02452

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K and Shareholder Letter are available at www.proxyvote.com

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
October 20, 2016
Interleukin Genetics, Inc

THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated September 9, 2016 in connection with the Annual Meeting of Stockholders of Interleukin Genetics, Inc. to be held at 10:00 am on Thursday, October 20, 2016 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., our legal counsel, localed at One Financial Center, Boston, MA 02111 and hereby appoints Kenneth S. Kornman and Stephen DiPalma, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Capital Stock of Interleukin Genetics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This proxy, when properly executed, will be voted In the manner directed herein. If no such direction Is made, this proxy will be voted In accordance with the Board of Directors· recommendations. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

If you wish to vote by telephone or Internet, please read the directions on the [reverse side/following page/below].

Address Changes/Comments:

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Mark, sign & date your proxy card & return it promptly in the enclosed envelope

0000 91 R1.0.1.25